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                                  EXHIBIT 99.1

Somera Acquires MSI Communications -- Strengthens Data Networking and ISP Support Strategy

SANTA BARBARA, Calif.--Oct. 17, 2000--Somera Communications (Nasdaq:SMRA -
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news), a leading global provider of telecommunications infrastructure equipment
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and support services, announced today that it has acquired MSI Communications,
Inc. (MSI), a privately-held data networking equipment and services company. Under the terms of the acquisition, Somera will pay approximately $16 million, comprising $10 million in cash at closing and the balance in stock subject to certain requirements.

          Based in New Jersey, MSI specializes in Internet Protocol (IP) and data networking solutions to the Internet Service Provider (ISP), telecommunications carrier, and private network market segments. The business supplies new and de-installed data networking equipment solutions from manufacturers like Cisco Systems, Lucent/Ascend, Nortel, and Alcatel/Newbridge. Other MSI solutions include network integration and maintenance. Founded in 1988, MSI has built a reputation on providing "best of class" solutions and employs approximately 45 people.

           "Our acquisition strategy is to identify companies that give us access to a broader selection of equipment, enhance our technical capabilities, and provide a channel to new markets," said Dan Firestone, Chairman and CEO for Somera Communications. "MSI meets our criteria by expanding our data networking product availability and expertise, becoming our primary channel to serve ISPs, Application Service Providers (ASPs), and web hosting and management companies." "We intend to leverage MSI's existing momentum by offering their current customer base access to Somera's complete equipment and service solutions. Additionally, we will utilize MSI's equipment availability and expertise to further support Somera's traditional carrier customers' data networking requirements," continued Firestone.

           "We are delighted to be joining forces with the clear leader in telecommunications infrastructure support services," added Vince Addesa, CEO for MSI. "Somera and MSI share common values and the commitment to offer service providers with the most comprehensive solutions and value that enable them to build, expand and maintain their networks faster and more cost-effectively. The combination of our two companies strengthens our ability to deliver a broader range of services and the resources to meet the infrastructure needs of the rapidly expanding data networking, ISP and telecom carrier segments."

About MSI Communications
MSI provides network solutions to the ISP, telecommunication carrier and private network market segments. MSI specializes in servicing the entire network at all levels: WAN, LAN, voice and data, enterprise management, client/server, internet and intranet. MSI is a worldwide supplier of new, refurbished, and used data networking equipment and maintains certified reseller partnerships with Cisco Systems, Nortel Networks, Alcatel/Newbridge, and Lucent/Ascend. MSI also offers network integration services and e-business infrastructure solutions.

About Somera Communications
As a leading global provider of telecommunications equipment and support services, Somera configures, engineers, and deploys wireless, wireline and data networking solutions that enable carriers to build, expand, and maintain their networks faster and more cost-effectively. Somera is vendor independent and offers a broad range of infrastructure solutions from over 250 manufacturers. With Somera OneSource(SM) Services, the company provides a complete suite of services for Materials Management, Technical Support and Asset Recovery. Founded in 1995, Somera has grown to more than 200 employees and developed an impressive base of world-class customers, including the industry leaders from each segment of the telecommunications market. Somera was recently ranked as the second "Hottest Growth Company" by BusinessWeek. In the first half of 2000, Somera reported record revenues of $91.9 million, a 74% increase over the same period last year. Visit Somera on the web at www.somera.com
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          Except for historical and present factual information contained herein, the matters discussed in this news release, including statements as to the expected benefits of the acquisition, are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act
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of 1995. These statements are subject to risks and uncertainties that may cause actual results to differ materially from expected results. Readers are referred to the documents filed by Somera with the Securities and Exchange Commission, specifically, Somera's reports filed on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Copies of Somera's SEC filings may be obtained by contacting Kelly Delany, Somera Communications, at 1-805-681-3322, ext. 384.

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Contact:
       Somera Communications
       Kelly Delany, 805/681-3322, ext. 384
       kdelany@somera.com
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       www.somera.com
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